SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                 February 18, 2003

QRS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-21958	68-0102251
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1400 Marina Way South, Richmond, California		94804
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code             (510) 215-5000

None

(Former name or former address, if changed since last report)

Item 5.    Other Events.

On October 17, 2002, the board of directors of QRS Corporation (the “Company”) declared a dividend of one preferred share purchase right for each outstanding share of the Company’s common stock. The terms and conditions of the rights are set forth in the Rights Agreement, dated October 17, 2002, between the Company and Mellon Investor Services LLC, as rights agent (“Mellon”), a copy of which is attached as Exhibit 4 to the Company’s Form 8-K filed with the Securities Exchange Commission on October 18, 2002.

On February 18, 2003, the Company and Mellon entered into the First Amendment to the Rights Agreement. The First Amendment amends an exception to the definition of “Acquiring Person” in the Rights Agreement, dated October 17, 2002, between the Company and Mellon (as amended, the “Rights Agreement”), which exception now provides that if the board of directors determines in good faith that a person who would otherwise be an Acquiring Person has become an Acquiring Person inadvertently and the person divests or divested as promptly as practicable a sufficient number of shares so that the person would no longer be an Acquiring Person, then the person shall not be an Acquiring Person for purposes of the Rights Agreement.

The First Amendment to the Rights Agreement is attached as an exhibit and is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

Exhibit 4.2 (*)	First Amendment to the Rights Agreement, dated as of February 18, 2002, between QRS Corporation and Mellon Investor Services LLC.

(*)	Previously filed as Exhibit 4.2 to the Company’s Amendment No. 1 to Registration Statement on Form 8-A/A filed with the Securities Exchange Commission on February 20, 2003, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QRS CORPORATION

Date: February 21, 2003	By:	/s/ ELIZABETH A. FETTER
		Name:	Elizabeth A. Fetter
		Title:	President and Chief Executive Officer